Exhibit 10.22

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made and entered into as of the 13th day of September, 2013 (the “Amendment Effective Date”) by and between SHERIDAN HILLS DEVELOPMENTS L.P. (“Landlord”) and BELLICUM PHARMACEUTICALS, INC. (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated June 1, 2012 (the “Lease”), with a Commencement Date of December 17, 2012, whereby Landlord leased to Tenant 10,611 square feet of net rentable area on the eighth (8th) floor, as indicated on the floor plan attached as Exhibit A to the Lease (the “Original Leased Premises”) in the office building located at 2130 West Holcombe Boulevard, Houston, Harris County, Texas 77030 (the “Building”); and

WHEREAS, Tenant has, as of the date hereof, exercised the Hold Option provided for in Section 1.E of the Lease, pursuant to which the Hold Space [being that area containing approximately 3,644 square feet of net rentable area on the eighth (8th) floor of the Building, as indicated on the floor plan attached as Exhibit A-1 to the Lease] is being added to the Original Leased Premises (the Original Leased Premises, together with the Hold Space is hereinafter collectively referred to as the “Leased Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect the addition of the Hold Space.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [the parties hereto agree as follows:

1.	Delivery. The parties confirm that: the Hold Space has been delivered to Tenant in accordance with Section 1.E of the Lease and accepted by Tenant; that the Hold Space Delivery Date is September 23, 2013; and that the Hold Space Commencement Date is November 22, 2013.

2.	Net Rentable Area. Landlord confirms the Net Rentable Area of the Hold Space to be exactly 3,644 square feet, in accordance with the provisions of Section 1.B of the Lease.

3.	Tenant Improvement Allowance. Tenant shall be entitled to a tenant improvement allowance in the amount of $133,989.88 [being $36.77 per square foot of Net Rentable Area of the Hold Space], to be paid by Landlord to Tenant in accordance with the provisions of Section 7 of Exhibit G to the Lease.

4.	Leased Premises. As of November 22, 2013, the Net Rentable Area of the Leased Premises shall be 14,255 square feet.

5.	Security Deposit. Tenant agrees to pay Landlord the further sum of $9,185.92 on the Hold Space Commencement Date, to be held as security in accordance with Section 4 of the Lease. Subject to Landlord’s timely receipt of such sum, the amount of the Security Deposit referred to in Section 4 of the Lease is amended to $36,330.25.

6.	Base Rent. The parties hereby amend Section 5 of the Lease such that the monthly payments of Base Rent to be paid by Tenant to Landlord are adjusted as follows:

Month beginning:

November 1, 2013 – $27,553.64

December 1, 2013 – $33,846.05

Each month from January 1, 2014 to November 1, 2014 – $34,152.60

December 1, 2014 – $34,440.00

Each month from January 1, 2015 to November 1, 2015 – $34,746.56

December 1, 2015 – $35,033.96

Each month from January 1, 2016 to November 1, 2016 – $35,340.52

December 1, 2016 – $35,627.92

Each month from January 1, 2017 to November 1, 2017 – $35,934.48

December 1, 2017 – December 16, 2017 (Expiration Date) – $18,546.83

7.	Additional Rent. The amount of Additional Rent payable under the Lease is hereby revised to reflect the new area of the Leased Premises, effective as of the Hold Space Commencement Date.

8.	Miscellaneous.

(a)	Amendment to Lease. The parties acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this First Amendment, and there are no other agreements of any kind currently in force and effect between the parties with respect to the Premises or the Building. The term “Lease” shall mean the Lease as so amended, unless the context requires otherwise.

(b)	Counterparts. This First Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

(c)	Entire Agreement. The Lease as amended by this First Amendment sets forth all covenants, agreements and understandings among the parties with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in the Lease.

(d)	Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

(e)	Conflicts. The terms of this First Amendment shall control over any conflicts between the terms of the Lease and the terms of this First Amendment.

(f)	Authority of Tenant. Tenant warrants and represents unto Landlord that (i) Tenant has full right and authority to execute, deliver and perform this First Amendment; and (ii) the person executing this First Amendment was authorized to do so.

(g)	Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

(h)	Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(i)	Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, executed by each party hereto on the date set forth beside such party’s signature, to be effective as of the Amendment Effective Date.

“Landlord”

Sheridan Hills Developments L.P., a Texas limited partnership

By:	Pouncet Sheridan, Inc, an Ontario, Canada corporation, its general partner

	By:	/s/ L. Lubin
	Name:	L. Lubin
	Title:	Vice President

“Tenant”

BELLICUM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Thomas J. Farrell
Name:	Thomas J. Farrell
Title:	President & CEO

Address: Suite 850, 2130 West Holcombe, Houston, TX 77030

Exhibit E-1

ACCEPTANCE OF PREMISES MEMORANDUM

This Memorandum is an Amendment to the First Amendment To Lease Agreement for space in 2130 West Holcombe, Harris County, Texas 77030 executed on the 13th day of September, 2013 for space in 2130 West Holcombe Boulevard, Houston, Harris County, Texas, between Sheridan Hills Developments L.P., a Texas limited partnership, as “Landlord” and Bellicum Pharmaceuticals, Inc. a Delaware corporation, “Tenant”.

Landlord and Tenant hereby agree that:

1.	The First Amendment Leased Premises consists of approximately 3,644 square feet of Net Rentable Area. The total Leased Premises consists of 14,255 square feet of Net Rentable Area.

2.	The Security Deposit is agreed to be increased $9,185.92 in accordance with Section 4 of the Lease.

3.	Tenant shall be entitled to an Improvement Allowance for the Hold Space in the amount of $133,989.88 to be paid by Landlord to the Tenant in accordance with the provisions of Section 7 of Exhibit G to the Lease.

4.	The Delivery Date of the First Amendment to Lease Agreement is hereby agreed to be September 23, 2013.

5.	The Commencement Date of the Hold Space in the First Amendment to Lease Agreement is hereby agreed to be November 22, 2013.

6.	The Expiration Date of the Hold Space in First Amendment to Lease Agreement is hereby agreed to be December 16, 2017.

All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and Executed this 21st day of November, 2013.

LANDLORD:		TENANT:

SHERIDAN HILLS DEVELOPMENTS, L.P. a Texas limited partnership		Bellicum Pharmaceuticals, Inc.

By:	Pouncet Sheridan Inc., an Ontario	By:	/s/ Thomas J. Farrell
	Canada corporation		Thomas J. Farrell
	Its general partner		President and CEO

By:
Print Name:
Print Title: